UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 10, 2019 (October 8, 2019)
Corteva, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

974 Centre Road, Building 735
Wilmington, Delaware 19805
(Address of principal executive offices) (Zip Code)

(302) 485-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On October 8, 2019, Mr. Neal Gutterson, Ph.D., Senior Vice President and Chief Technology Officer ("CTO") indicated his intent to retire from Corteva, Inc. ("Corteva" or "the Company") in the second half of 2020. He has agreed to remain with the Company until his successor has been selected and for a period of time thereafter to assure a smooth transition. The Company has engaged an executive recruitment firm to identify a replacement.

The Company announced Mr. Gutterson’s retirement in a press release attached hereto as Exhibit 99.1.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)     Effective October 8, 2019, the Company’s Bylaws were amended to better align certain deadlines related to the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting of Stockholders”), as follows:

•
Article II, Sections 2.9(a)(ii) and 2.10(c)(ii) were amended to delete the deemed anniversary date of the Company’s (i) first distribution of its proxy materials for the 2019 annual meeting of stockholders and (ii) 2019 annual meeting of stockholders.

The foregoing description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01 Other Events.

2020 Annual Meeting of Stockholders.

The Company expects that the date of the 2020 Annual Meeting of Stockholders to be on or around April 28, 2020, subject to the Company’s Board of Directors setting the actual date of the 2020 Annual Meeting of Stockholders.

2020 Stockholder Proposals.

If you satisfy the requirements of the rules and regulations of the Securities and Exchange Commission and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, please send it to the Office of the Corporate Secretary by no later than December 2, 2019.

2020 Annual Meeting Business.

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2020 Annual Meeting of Stockholders, written notice must be received by the Office of the Corporate Secretary between the close of business on November 21, 2019, and the close of business on December 21, 2019. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the 2020 Annual Meeting of Stockholders may refuse to introduce such matter.

2020 Director Nominations through Proxy Access.

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2020 Annual Meeting of Stockholders, written notice must be received by the Office of the Corporate Secretary between the close of business on October 22, 2019, and the close of business on November 21, 2019. Such notices must comply with the procedural and content requirements of the Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Corteva, Inc., effective October 8, 2019
99.1	Press Release dated October 10, 2019
104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORTEVA, INC.
(Registrant)

	By:	/s/ Brian Titus
Brian Titus
Vice President and Controller

October 10, 2019

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